EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SANMINA-SCI ANNOUNCES THIRD QUARTER REVENUE RESULTS

SAN JOSE, CA (July 26, 2006) Sanmina-SCI Corporation (NASDAQ NM: SANM, “the Company”), a leading global electronics manufacturing services (EMS) company, today reported revenue for its third quarter ended July 1, 2006 of $2.71 billion, up from $2.67 billion in the second quarter of fiscal 2006. Revenue in the third quarter of fiscal 2005 was $2.83 billion.

As previously announced, the Company’s Board of Directors formed an independent special committee of the Board to review certain matters concerning the Company’s stock option administration policies and practices dating back to January 1, 1997. The special committee of the Board is currently working with independent outside legal counsel and is in the process of conducting its investigation and analysis of the Company’s stock option activity. Until the investigation is complete, the Company is not providing detailed GAAP or Non-GAAP financial information for the quarter ended July 1, 2006 and will not be in a position to announce additional financial results for the third quarter until the special committee has completed its investigation. Further, as a result of this investigation, the Company may not be able to file its 10-Q within the deadlines prescribed by the SEC. In the case of a delay in the Company’s filing, the Company will notify its stockholders in a press release.

“Sanmina-SCI is fully cooperating with the requests of the independent special committee to investigate the company’s stock option activity dating back to January 1, 1997. We are focused on appropriately resolving these issues as quickly as possible, and providing complete transparency of our results as soon as available,” stated Sanmina-SCI’s CEO and Chairman, Jure Sola.

Company Revenue Outlook

Sanmina-SCI expects fourth quarter revenue to be in the range of $2.7 billion to $2.8 billion.

Company Conference Call Information

Sanmina-SCI will be holding a conference call regarding this announcement on Wednesday, July 26, 2006 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international: 706-634-6605. The conference will be broadcast live over the Internet. Log on to the live webcast at www.sanmina-sci.com. Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI’s website at www.sanmina-sci.com. A replay of today’s conference call will be available for 48-hours. The access numbers are: domestic 800-642-1687 and international: 706-645-9291, access code: 3220499.

Safe Harbor Statement

The foregoing, including the discussion regarding the Company's future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the Company, changes in customer requirements and in the volume of sales to principal customers, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, and competition and technological change. The Company is also unable to predict the outcome of the internal investigation of the special committee of the Board of Directors, any SEC inquiry or any lawsuit or other proceeding related to the Company’s historical stock option administration policies and practices and any potential resulting impact on the Company's financial statements or results. The Company's actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the Company's fiscal year 2005 Annual Report on Form 10-K filed on December 29, 2005 and the other reports, including quarterly reports on Form 10-Q and current reports on Form 8-K, that the Company files with the Securities Exchange Commission.

About Sanmina-SCI

Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia and consumer sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

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CONTACT:

Paige Bombino

Investor Relations

+ 408.964.3610